UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 26, 2021

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206804	47-3240707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 502, Unit 1, Building 108, Red Star Sea Phase 3, Dalian Development Zone,

Dalian, Liaoning, China

(Address of principal office)

+86 18904082566

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously reported in a Form 8-K filed on August 10, 2021, SavMobi Technology, Inc., a Nevada corporation (“SVMB” or the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) on the same date with Mr. ZHAO Xindong and Mr. GUO Hengchang (the “Sellers”), who are 33% shareholder and 67% shareholder of Dalian Yuanmeng Media Co., Ltd, a company registered under the laws of People’s Republic of China (“Yuanmeng”), respectively.

Effective November 26, 2021, as permitted by the terms of the Agreement, the Agreement was terminated by mutual written consent of SVMB and Sellers. The Agreement was terminated because Sellers cannot obtain the consents required from or made with the Governmental Authority in order to consummate the transactions. The Company did not pay any consideration and no common stock were issued. No termination penalties were payable by either party.

Following the termination of the Agreement, there shall be no liability on the part of any Party or any of their respective representatives, and all rights and obligations of each Party shall cease.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1	Written consent, dated as of November 26, 2021, by and among SavMobi Technology, Inc., Mr. ZHAO Xindong, and Mr. GUO Hengchang

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2021

SavMobi Technology, Inc.

/s/ Ma Hongyu
By:	Ma Hongyu
Title:	Chief Executive Officer

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